    Shareholder Letter  Q4 2020

$50M 92% YOY GROSS EARNED PREMIUM Q4 18 Q4 19 Q4 20 Q4 18 Q4 19 Q4 20 113% 79% 71% 71% 10% YOY ANNUAL GROSS LOSS RATIO FY 18 FY 19 FY 20 $213 20% YOY PREMIUM PER CUSTOMER 1,000,802 56% YOY CUSTOMERS $213M 87% YOY IN FORCE PREMIUM (IFP) 2

  Dear Shareholders,    In recent quarters we attempted to walk and chew gum at the same time, and  we’re happy to report that we seem to have mastered this feat without too  much drama.      Back in July, at the time of our IPO, we were a monoline business, as we had  been since our inception. Yet, a couple of quarters later, we offer three very  different types of insurance (property & casualty, pet health, term life) and  have more in the works. In parallel to this significant expansion of our  product roster, we grew our core business dramatically while improving our  underlying economics, all while turning on new countries and states. In fact,  while Lemonade was available in 27 states at the time of our IPO, we now  offer at least one of our products in all 50 of the United States.    Zooming in on the fourth quarter adds some color to our qualitative, as well  as quantitative, progress.     In force premium (“IFP”) increased 87% year-on-year, to $213 million. We  concluded 2020 with over one million customers, a milestone reached after  just four years in business. It took USAA 47 years. This 5-10X acceleration -  relative to the biggest and best incumbents - emboldens us to lean in to the  opportunities we’ve identified.     We concluded 2020 with premium per customer of $213. This is a 20%  increase year-on-year, and marks our third sequential quarter of  accelerating growth. This metric is important as it captures two areas of  focus: (1) diversifying our mix of new business across a broader suite of  products, and (2) expanding coverage within our existing customer base.     We also completed a successful follow-on offering in Q1 2021, raising net  proceeds of approximately $640 million, leaving us with a cash balance of  3 about $1.2 billion. We pursued this transaction because of the positive  trends we’re seeing across the business that suggest we can accelerate the  realization of our vision by leaning into different growth investments.  Product Mix  We continue to focus on diversifying our product mix, with non-renters  accounting for ~⅓ of total IFP in Q4 2020 compared to ~¼ at the end of 2019.  Indeed, throughout 2020, the growth of our homeowners business handily  outpaced the rest of our book.    This diversification is primarily driven by a shift in the mix of new business  we acquire. Homeowners and pet insurance represented more than 40% of  our new business in Q4 2020, up from ~⅓ in Q4 2019.     We continue to love the renters insurance business due to the strategic  benefit of acquiring customers cheaply and driving Lifetime Value (LTV)  upward over time via cross sales, upsells, and graduation.     Happily, we have demonstrated that we are also able to acquire customers  upfront on higher premium products at Customer Acquisition Costs (CAC)  that are compelling. Indeed, even as our new business mix shifted quite  meaningfully over the course of 2020, we have simultaneously observed a  significant increase in marketing efficiency. Each dollar we invested in  advertising in 2020 delivered 88% more IFP growth than in 2019. This was  largely due to stronger brand awareness and a technology-driven conversion  funnel that continues to get smarter.    We are especially encouraged by pet insurance in this context, as it  represents our first new product launch since we launched homeowners and  renters in late 2016. Within just six months, we have been able to achieve  4 marketing efficiency levels at parity with the broader book of business -  levels that took us years to achieve for our home products.     Our term life product wasn’t live in Q4 2020, and so isn’t reflected in today’s  results, but early indications are encouraging. All told, we’re increasingly  confident in our ability to launch additional new products that quickly  contribute to new customer acquisition and to our overall economics.   Additional Policy Purchases: Lifetime Value & Dollar  Retention  In Q4 2020, we once again saw robust growth in ‘graduation’ - that is, renters  becoming homeowners and increasing their premiums ~6X - of about 250%  year-on-year, significantly outpacing the growth of our overall book of  business.     Graduation is just one instance of customers growing with Lemonade, and  we are seeing a meaningful increase in cross sales across our book. Albeit  starting from a modest base in Q3, our Q4 2020 sequential growth rate of  customers with multiple policies outpaced growth of single-policy  customers by 5X. This suggests that one of the company’s core strategies is  playing out: by delivering a best-in-class experience to customers at every  stage, we are able to drive coverage expansion over time.     Roughly 50% of IFP attributable to our pet product at year-end was  generated by cross sales to existing customers. A cross sale to pet insurance  generates a 4X median increase in a customer’s premium, driving very  compelling LTV to CAC ratios - given that these additional policies effectively  have a CAC of zero. As we gather more data on cross selling behavior, we will  begin to target segments of users who are more likely to purchase multiple  5

  policies with us. These users can become very profitable even at higher levels  of CAC, allowing us to further accelerate growth.     While it is early days, we have also seen similar cross selling dynamics for  term life insurance, with cross sales accounting for almost half of the total life  business we have generated so far.     In addition to improving LTV/CAC ratios, cross sales impact our dollar  retention rates. In Q4 2020, additional policy purchases by existing  Lemonade customers (largely cross sales and graduation sales) improved our  annual dollar retention rate by about 10%.  Loss Ratio  For the full year 2020, our gross loss ratio was 71%, as compared to 79% in  2019. Our fourth quarter gross loss ratio was 73%, little changed from the  72% in Q3 2020 and 73% in Q4 2019. This apparent stability in our Q4 loss  ratio - both year-on-year and quarter-on-quarter - masks some noteworthy  undercurrents.     In prior periods, our total loss ratio was consistent with our US home  products loss ratio. Throughout Q4, an increasing percentage of our  premiums and claims came from new products and new geographies, a trend  that is set to continue.     This shift is important.    The loss ratio of customers in the first year of their policy is typically higher  than that of subsequent years, a phenomena known as the ‘new business  penalty.’ For example, at Lemonade we see a 15-20% higher loss ratio for  year one renters as compared to year two.     6

  The new business penalty is at its most pronounced with recently launched  products and markets because 100% of these policies are first year policies.  This is compounded by the fact that for new products and markets - by  definition - we have no history, and so our datasets are paltry to  non-existent. For these two reasons, you’d expect our new products and  markets to have higher loss ratios in their formative years - and indeed they  do.     Over time, as policies renew, and as our systems learn, you should equally  expect this anomaly to resolve itself. New business penalties dissipate when  the business is not new; and our systems have a track record of turning data  handicaps into data advantages fairly fast.     Coming back to our Q4 loss ratio, you can see this dynamic in action. Our  73% loss ratios of Q4 2019 and Q4 2020 appear to be equivalent, until we  note that the Q4 2020 loss ratio just for the part of the business that existed  in Q4 2019 - that is homeowners, condos, and renters - was several points  lower. Given our plans to continue to launch and grow new products and new  markets, the ‘new business penalty’ is something we expect to see more of,  and are entirely comfortable with.          7

  Q4 2020 Results, KPIs and Non-GAAP  Financial Measures  In Force Premium (IFP)  IFP, defined as the aggregate annualized premium for customers as of the  period end date, increased by 87% to $213.0 million as compared to the  fourth quarter of 2019, primarily due to a 56% increase in the number of  customers as well as a 20% increase in premium per customer.  Customers  Customer count increased by 56% to 1,000,802 as compared to the fourth  quarter of 2019.  Premium per Customer  Premium per customer, defined as in force premium divided by customers,  was $213 at the end of the fourth quarter, up 20% from the fourth quarter of  2019. This is primarily due to the continued shift of our business mix toward  products with higher average policy values, an increasing prevalence of  multiple policies per customer, as well as growth in the overall average policy  value and pricing impact.  Gross Earned Premium  Fourth quarter gross earned premium of $50.0 million increased by $24.0  million or 92% as compared to the fourth quarter of 2019, primarily due to  the increase of in force premium earned during the quarter.  8

  Revenue  Fourth quarter total revenue was $20.5 million. Note that our ‘proportional  reinsurance’ agreements went into effect at the beginning of the third  quarter, increasing the proportion of premium that is ceded to 75%. This  meaningfully improves the capital efficiency of our business, but can make  year-on-year comparisons of revenue misleading.   Gross Profit  Fourth quarter gross profit of $7.5 million increased $2.7 million, or 56% as  compared to the fourth quarter of 2019, primarily due to the increase in  gross earned premium, partially offset by the lower effective interest rate  impact on investment income.  Adjusted Gross Profit  Fourth quarter adjusted gross profit of $9.5 million increased $4.4 million or  86% as compared to the fourth quarter of 2019, primarily due to the increase  in gross earned premium.  Adjusted gross profit is a non-GAAP metric. Reconciliations of GAAP to  non-GAAP financial measures, as well as definitions for the non-GAAP  financial measures included in this letter and the reasons for their use, are  presented at the end of this letter.  Operating Expense  Total operating expense, excluding net loss and loss adjustment expense, in  Q4 increased 10% to $44.6 million as compared to the $40.5 million in the  fourth quarter of 2019, driven primarily by increases in other insurance  9 expense, technology development, and general and administrative expense  due to personnel growth (to support customer growth and new products)  and greater public company expenses, partially offset by slightly lower sales  and marketing expense.  These operating expenses represented 89% of our gross earned premium in  Q4 2020. This ratio improved by 67 percentage points as compared to Q4  2019, when operating expenses represented 156% of gross earned premium.  This operating leverage was primarily driven by significant improvement in  marketing efficiency.  Net Loss  Net loss in Q4 was $33.9 million, or ($0.60) per share, as compared to $32.7  million, or ($2.90) per share, in the fourth quarter of 2019.  Adjusted EBITDA  Adjusted EBITDA loss of $29.7 million improved by $1.7 million or 5% as  compared to the fourth quarter of 2019, primarily due to operating expense  efficiencies.    Adjusted EBITDA is a non-GAAP metric. Reconciliations of GAAP to  non-GAAP financial measures, as well as definitions for the non-GAAP  financial measures included in this letter and the reasons for their use, are  presented at the end of this letter.  Cash  The Company’s cash, cash equivalents, and investments totaled $578.0  million at December 31, 2020 as compared to $330.9 million as of December  10

  31, 2019, primarily reflecting the net proceeds from the initial public offering  of $335.0 million, partially offset by $91.7 million of cash used in operations.  During the first quarter of 2021, our follow-on offering resulted in net  proceeds of $639.8 million which will be reflected in our first quarter results.  As of December 31, 2020, approximately $108.8 million in cash, cash  equivalents, and investments, was held in accounts owned by our US and  Dutch insurance company subsidiaries, and our Dutch insurance holding  company, which are restricted by statute as to the amount of dividends they  may pay without the prior approval of their respective regulatory authorities.  Approximately $86.2 million of this balance is reserve capital held in support  of insurance operations.  Key Operating and Financial Metrics    11

  Q1 2021 Guidance & Notables  Texas Freeze  The fierce winter storms that hit Texas and the region in February impacted  millions, its ravages causing power outages, icy roads, and frozen pipes, and  heartbreakingly, a lot of suffering. At the time of writing, this is still an  ongoing event, and many of our customers have been impacted as well. We  prepared our Claims Experience (CLX) teams to rapidly switch to our CAT  operational process, and within days received and processed thousands of  claims. In such unprecedented circumstances, we’re proud that our teams  and tech rose to the occasion and provided the care, support, and funds  quickly and empathetically.    As for the expected eventual financial impact of this CAT on our business, we  refer you to our Q1 guidance, which factors in what we know and expect as  of today. We expect that our quarterly gross loss ratio will spike, no doubt,  but our financial expectations for the year are little impacted.  Guidance for First Quarter 2021  We expect:    ● In force premium at March 31 of $241.0 - $246.0 million  ● Gross earned premium of $53.5 - $54.5 million  ● Revenue of $21.5 - $22.5 million  ● Adjusted EBITDA loss of $(43.0) - $(40.0) million  ● Stock-based compensation expense of approximately $5 million  ● Capital expenditures of approximately $2 million    12

  Guidance for Full Year 2021  We expect:  ● In force premium at December 31 of $372 - $378 million  ● Gross earned premium of $270 - $275 million  ● Revenue of $114 - $117 million  ● Adjusted EBITDA loss of $(173) - $(163) million  ● Stock-based compensation expense of approximately $25 million  ● Capital expenditures of approximately $8 million  A full reconciliation of adjusted EBITDA guidance to net loss on a  forward-looking basis cannot be provided without unreasonable efforts, as  we are unable to provide reconciling information with respect to income tax  expense, depreciation and amortization, interest income, net investment  income, and other transactions that we consider to be unique in nature, all of  which are adjustments to adjusted EBITDA. We have provided a  reconciliation of GAAP to non-GAAP financial measures for the fourth  quarter and full year 2020 in the reconciliation tables at the end of this letter.  Non-GAAP financial measures and key operating metrics  The non-GAAP financial measures used in this letter to shareholders are  adjusted gross profit, Ratio of Adjusted Gross Profit to Gross Earned  Premium, and adjusted EBITDA. We define adjusted EBITDA as net loss  excluding interest expense, income tax expense, depreciation, amortization,  stock-based compensation, net investment income, and other transactions  that we consider to be unique in nature. We exclude these items from  adjusted EBITDA because we do not consider them to be directly  attributable to our underlying operating performance. We use adjusted  EBITDA as an internal performance measure in the management of our  operations because we believe it gives our management and other customers  13 of our financial information useful insight into our results of operations and  our underlying business performance. Adjusted EBITDA should not be  viewed as a substitute for net loss calculated in accordance with GAAP, and  other companies may define adjusted EBITDA differently. We define  adjusted gross profit as gross profit excluding net investment income, plus  fixed costs and overhead associated with our underwriting operations  including employee-related costs and professional fees and other, and  depreciation and amortization allocated to cost of revenue. After these  adjustments, the resulting calculation is inclusive of only those variable costs  of revenue incurred in the successful acquisition of business and without the  volatility of investment income. We use adjusted gross profit as a key  measure of our progress toward profitability and to consistently evaluate the  variable contribution to our business from underwriting operations from  period to period. We define Ratio of Adjusted Gross Profit to Gross Earned  Premium as the ratio of adjusted gross profit to gross earned premium. The  Ratio of Adjusted Gross Profit to Gross Earned Premium measures the  relationship between the underlying business volume and gross economic  benefit generated by our underwriting operations, on the one hand, and our  underlying profitability trends, on the other. We rely on this measure, which  supplements our gross profit ratio as calculated in accordance with GAAP,  because it provides management with insight into our underlying  profitability trends over time.  The non-GAAP financial measures used in this letter to shareholders have  not been calculated in accordance with GAAP and should be considered in  addition to results prepared in accordance with GAAP and should not be  considered as a substitute for, or superior to, GAAP results. In addition,  adjusted gross profit and adjusted EBITDA should not be construed as  indicators of our operating performance, liquidity or cash flows generated by  operating, investing and financing activities, as there may be significant  factors or trends that they fail to address. We caution investors that  non-GAAP financial information, by its nature, departs from traditional  14 accounting conventions. Therefore, its use can make it difficult to compare  our current results with our results from other reporting periods and with  the results of other companies.  Our management uses these non-GAAP financial measures, in conjunction  with GAAP financial measures, as an integral part of managing our business  and to, among other things: (i) monitor and evaluate the performance of our  business operations and financial performance; (ii) facilitate internal  comparisons of the historical operating performance of our business  operations; (iii) facilitate external comparisons of the results of our overall  business to the historical operating performance of other companies that  may have different capital structures and debt levels; (iv) review and assess  the operating performance of our management team; (v) analyze and  evaluate financial and strategic planning decisions regarding future  operating investments; and (vi) plan for and prepare future annual operating  budgets and determine appropriate levels of operating investments.  Investors are encouraged to review the reconciliation of these non-GAAP  financial measures to their most directly comparable GAAP financial  measures as provided in the tables accompanying this letter to shareholders.  This letter to shareholders also includes key performance indicators,  including customers, in force premium, premium per customer, gross earned  premium, gross loss ratio and net loss ratio.  We define customers as the number of current policyholders underwritten  by us or placed by us with third-party insurance partners (who pay us  recurring commissions) as of the period end date. A customer that has more  than one policy counts as a single Customer for the purposes of this metric.  We view customers as an important metric to assess our financial  performance because customer growth drives our revenue, expands brand  awareness, deepens our market penetration, creates additional upsell and  15 cross-sell opportunities and generates additional data to continue to improve  the functioning of our platform.  We define in force premium ("IFP") as the aggregate annualized premium for  customers as of the period end date. At each period end date, we calculate  IFP as the sum of: (i) In force written premium — the annualized premium of  in force policies underwritten by us; and (ii) In force placed premium — the  annualized premium of in force policies placed with third party insurance  companies for which we earn a recurring commission payment. In force  placed premium currently reflects less than 1% of IFP. The annualized value  of premiums is a legal and contractual determination made by assessing the  contractual terms with our customers. The annualized value of contracts is  not determined by reference to historical revenues, deferred revenues or  any other GAAP financial measure over any period. IFP is not a forecast of  future revenues nor is it a reliable indicator of revenue expected to be  earned in any given period. We believe that our calculation of IFP is useful to  analysts and investors because it captures the impact of growth in customers  and premium per customer at the end of each reported period, without  adjusting for known or projected policy updates, cancellations, rescissions  and non-renewals. We use IFP because we believe it gives our management  useful insight into the total reach of our platform by showing all in force  policies underwritten and placed by us. Other companies, including  companies in our industry, may calculate IFP differently or not at all, which  reduces the usefulness of IFP as a tool for comparison.  We define premium per customer as the average annualized premium  customers pay for products underwritten by us or placed by us with  third-party insurance partners. We calculate premium per customer by  dividing IFP by customers. We view premium per customer as an important  metric to assess our financial performance because premium per customer  reflects the average amount of money our customers spend on our products,  which helps drive strategic initiatives.  16

  Gross earned premium is the earned portion of our gross written premium.  We use this operating metric as we believe it gives our management and  other users of our financial information useful insight into the gross  economic benefit generated by our business operations and allows us to  evaluate our underwriting performance without regard to changes in our  underlying reinsurance structure. Unlike net earned premium, gross earned  premium excludes the impact of premiums ceded to reinsurers, and  therefore should not be used as a substitute for net earned premium, total  revenue, or any other measure presented in accordance with GAAP.  We define gross loss ratio, expressed as a percentage, as the ratio of losses  and loss adjustment expense to gross earned premium.  We define net loss ratio, expressed as a percentage, as the ratio of losses and  loss adjustment expense, less amounts ceded to reinsurers, to net earned  premium.  Links  The information contained on, or that can be accessed through, hyperlinks  included herein is deemed not to be incorporated in or part of this  shareholder letter.  Earnings teleconference information  The Company will discuss its fourth quarter and full year 2020 financial  results during a teleconference on March 2, 2021, at 8:00 AM ET.      The conference call can be accessed in the U.S. at (866) 270-1533 or outside  the U.S. at (412) 317-0797 with the conference ID: 1015 2291.      17

  A live audio webcast of the call will also be available simultaneously at  https://investor.lemonade.com     Following completion of the call, a recorded replay of the webcast will be  available on the investor relations section of Lemonade’s website. Additional  investor information can be accessed at https://investor.lemonade.com   About Lemonade  Lemonade offers renters, homeowners, pet, and life insurance. Powered by  artificial intelligence and behavioral economics, Lemonade’s full stack  insurance carriers in the US and the EU replace brokers and bureaucracy  with bots and machine learning, aiming for zero paperwork and instant  everything. A Certified B-Corp, Lemonade gives unused premiums to  nonprofits selected by its community, during its annual Giveback. Lemonade  is currently available in the United States, Germany, the Netherlands, and  France, and continues to expand globally.    For more information, please visit www.lemonade.com, and follow Lemonade  on Twitter or Instagram.  Media inquiries: press@lemonade.com  Investor contact: ir@lemonade.com  Forward-looking statement safe harbor   This letter to shareholders contains forward-looking statements within the  meaning of the Private Securities Litigation Reform Act of 1995.   All statements contained in this letter to shareholders that do not relate to  matters of historical fact should be considered forward-looking statements,  18 including statements regarding our anticipated financial performance,  including our financial outlook for the first quarter of 2021 and the full year  2021, our industry, business strategy, plans, goals and expectations  concerning our market position, future operations and other financial and  operating information.   These statements are neither promises nor guarantees, but involve known  and unknown risks, uncertainties and other important factors that may cause  our actual results, performance or achievements to be materially different  from any future results, performance or achievements expressed or implied  by the forward-looking statements, including, but not limited to, the  following:   Our history of losses and the fact that we may not achieve or maintain  profitability in the future; our ability to retain and expand our customer base;  the fact that the “Lemonade” brand may not become as widely known as  incumbents’ brands or the brand may become tarnished; the denial of claims  or our failure to accurately and timely pay claims; our ability to attain greater  value from each user; the novelty of our business model and its unpredictable  efficacy and susceptibility to unintended consequences; the possibility that  we could be forced to modify or eliminate our Giveback, which could  undermine our business model; the examinations and other targeted  investigations by our primary and other state insurance regulators that could  result in adverse examination findings and necessitate remedial actions; our  limited operating history; our ability to manage our growth effectively; the  impact of intense competition in the segments of the insurance industry in  which we operate on our ability to attain or increase profitability; the  unavailability of reinsurance at current levels and prices, which could limit  our ability to write new business; our ability to renew reinsurance contracts  on comparable duration and terms to those currently in effect; our exposure  to counterparty risks as a result of reinsurance; the loss of personal customer  information, damage to our reputation and brand, or harm to our business  19 and operating results as a result of security incidents or real or perceived  errors, failures or bugs in our systems, website or app; our actual or  perceived failure to protect customer information and other data, respect  customers’ privacy, or comply with data privacy and security laws and  regulations; our ability to comply with extensive insurance industry  regulations and the need to incur additional costs or devote additional  resources to comply with changes to existing regulations; our exposure to  additional regulatory requirements specific to other vertical markets that we  enter or have entered, including auto, pet and life insurance, and the need to  devote additional resources to comply with these regulations; and our  inability to predict the lasting impacts of COVID-19 to our business in  particular, and the global economy generally.    These and other important factors are discussed under the caption “Risk  Factors” in our final prospectus filed with the SEC on January 14, 2021,  pursuant to Rule 424(b)(4) and in our other filings with the SEC could cause  actual results to differ materially from those indicated by the  forward-looking statements made in this shareholder letter. Any such  forward-looking statements represent management’s beliefs as of the date of  this press release. While we may elect to update such forward-looking  statements at some point in the future, we disclaim any obligation to do so,  even if subsequent events cause our views to change.          20

  Condensed Consolidated Statements of Operations  and Comprehensive Loss  $ in millions, except per share amounts, unaudited            21

  Condensed Consolidated Balance Sheets  $ in millions, except per share amounts, unaudited    22

  Condensed Consolidated Statements of Cash Flows    $ in millions, unaudited    23

  Reconciliation of Non-GAAP   Financial Measures to their Most Directly  Comparable GAAP Financial Measures  $ in millions, except for per share information, unaudited     Adjusted Gross Profit and Adjusted Gross Profit Margin  The following table provides a reconciliation of total revenue to adjusted                      gross profit and the related adjusted gross profit margin for the periods                        presented:    24

  Ratio of Adjusted Gross Profit to Gross Earned Premium  The following table sets forth our calculation of the Ratio of Adjusted Gross                          Profit to Gross Earned Premium for the periods presented:    Adjusted EBITDA  The following table provides a reconciliation of adjusted EBITDA to net loss                        for the periods presented:    25

  Supplemental Financial Information  $ in millions, unaudited    Stock-based compensation      Written and Earned Premium            26

  Historical Operating Metrics                  27

Appendix to the Q4 2020 Shareholder Letter

Customers (in ‘000s) In Force Premium ($s in m) 56% 108% YoY growth 87%153% 309 643 1,001 Q4 18 Q4 19 Q4 20 $44.9 $113.8 $213.0 Q4 18 Q4 19 Q4 20 $145 $177 $213 Q4 18 Q4 19 Q4 20 Premium Per Customer 20% 22% * = Appendix p.2

Gross Earned Premium (“GEP”) ($s in m) Revenue (1) ($s in m) $9.0 $23.5 $20.5 Q4 18 Q4 19 Q4 20 (13%)161% YoY growth $10.1 $26.0 $50.0 Q4 18 Q4 19 Q4 20 92% 157% (1) Our ‘proportional reinsurance’ agreements went into effect at the beginning of Q3 20, increasing the proportion of premium that is ceded. This drives the YoY decline in revenue. Appendix p.3

Loss Ratio (2) 87% 82% 78% 73% 72% 67% 72% 73% 75% 74% 71% 69% 72% 70% 65% 76% Q1 19 Q2 19 Q3 19 Q4 19 Q1 20 Q2 20 Q3 20 Q4 20 Gross Loss Ratio (3) Net Loss Ratio (3) (2) Q4 20 relationship between loss ratios is primarily driven by the unallocated portion of loss adjustment expense, which is not subject to our reinsurance program. (3) We define gross loss ratio, expressed as a percentage, as the ratio of losses and loss adjustment expense to gross earned premium, and net loss ratio, expressed as a percentage, as the ratio of losses and loss adjustment expense, less amounts ceded to reinsurers, to net earned premium. Appendix p.4

Gross Profit ($s in m) Gross Profit Margin (4) 56% 269% 14% 20% 37% Q4 18 Q4 19 Q4 20 YoY growth Appendix p.5 (4) Our ‘proportional reinsurance’ agreements went into effect at the beginning of Q3 20, increasing the proportion of premium that is ceded. This drives the YoY decline in revenue and a corresponding increase in our gross profit margin. $1.3 $4.8 $7.5 Q4 18 Q4 19 Q4 20

Adj. Gross Profit (5) ($s in m) Ratio of Adj. Gross Profit to GEP $1.6 $5.1 $9.5 Q4 18 Q4 19 Q4 20 86% 219% (5) This is a non-GAAP metric. For a description of these metrics and a reconciliation to the most directly comparable GAAP measure, please see "Reconciliation of Non-GAAP Financial Measures to GAAP" and "Non-GAAP financial measures and key operating metrics". Specifically for Q4 18, the most comparable GAAP metric of Gross Profit was $1.3m; adjustments to Adj. Gross Profit are net investment income of ($0.5m), employee-related expense of $0.4m, professional fees and other expense of $0.4m. 16% 20% 19% Q4 18 Q4 19 Q4 20 YoY growth Appendix p.6

($14.1) ($23.6) ($22.9) ($19.7) ($40.5) ($44.6) (195%) (156%) (89%) Q4 18 Q4 19 Q4 20 Other insurance expense Sales and marketing Technology development General and administrative Operating Expenses (6) ($s in m) (6) Represents total expense less loss and loss adjustment expense, net. Appendix p.7 As % of GEP

Net Loss ($s in m) Adj. EBITDA (7) ($s in m) 5%(87%) YoY growth (4%) (93%) (7) This is a non-GAAP metric. For a description of these metrics and a reconciliation to the most directly comparable GAAP measure, please see "Reconciliation of Non-GAAP Financial Measures to GAAP" and "Non-GAAP financial measures and key operating metrics". Specifically for Q4 18, the most comparable GAAP metric of Net Loss was ($16.9m); adjustments to Adj. EBITDA are stock-based compensation expense of $0.6m and net investment income expense of ($0.5m). Appendix p.8 ($16.9) ($32.7) ($33.9) Q4 18 Q4 19 Q4 20 ($16.8) ($31.4) ($29.7) Q4 18 Q4 19 Q4 20

Guidance ($s in m) Q1 2021 Full Year 2021 $241.0 $246.0 $53.5 $54.5 $21.5 $22.5 ($43.0) ($40.0) ($173) ($163) $114 $117 $270 $275 $372 $378 Low High Low High In Force Premium (as of end of period) Gross Earned Premium Revenue Adj. EBITDA (8) (8) Adj. EBITDA is a non-GAAP metric. A full reconciliation of Adj. EBITDA guidance to net loss on a forward-looking basis cannot be provided without unreasonable efforts, as we are unable to provide reconciling information with respect to income tax expense, depreciation and amortization, interest income, net investment income, and other transactions that we consider to be unique in nature. We estimate stock-based compensation for the first quarter and full year 2021 is approximately $5m and $25m, respectively. Appendix p.9